UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
July 11, 2006
EL PASO CORPORATION
RETIREMENT SAVINGS PLAN
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14365 (Commission File Number)	76-0568816 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
     On July 11, 2006, based on the recommendation of the Audit Committee of the Board of Directors of El Paso Corporation, the Plan Committee under the El Paso Corporation Retirement Savings Plan (the “Plan”) appointed Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the Plan for the fiscal year ending December 31, 2006, and dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Plan’s current independent registered public accounting firm.
     PricewaterhouseCoopers’ reports on the Plan’s financial statements for the Plan years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal years ended December 31, 2005 and 2004, and through July 11, 2006, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused PricewaterhouseCoopers to make reference in its reports on the Plan’s financial statements for such years. During the fiscal years ended December 31, 2005 and 2004, and through July 11, 2006, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
     PricewaterhouseCoopers was asked to furnish the Plan Committee a letter, addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated July 11, 2006, is filed as Exhibit 99.A to this Current Report on Form 8-K.
     During the Plan’s two most recent fiscal years ended December 31, 2005 and 2004, and through July 11, 2006, the Plan did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.A	Letter dated July 11, 2006 to the Securities and Exchange Commission from PricewaterhouseCoopers LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION RETIREMENT SAVINGS PLAN
By:	/s/ John J. Hopper
John J. Hopper
Chairman of the El Paso Corporation Retirement Savings Plan Committee

Dated: July 14, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.A	Letter dated July 11, 2006 to the Securities and Exchange Commission from PricewaterhouseCoopers LLP.